Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(Amounts in thousands, except share and per share amounts)

On October 5, 2017, Biohaven Pharmaceutical Holding Company Ltd. (the “Company”) purchased 1,375,000 shares of common stock, $0.0001 par value, of Kleo Pharmaceuticals, Inc., a privately-held Delaware corporation (“Kleo”), in satisfaction of one of a series of the Company’s purchase commitments pursuant to the Securities Purchase Agreement (the “Purchase Agreement”) between Kleo and the Company, dated as of August 29, 2016 and further described below.  The total consideration paid by the Company to Kleo was $1,375 for this transaction.  On October 5, 2017, the Company also purchased an additional 2,049,543 shares of Kleo common stock at a purchase price of $1.0993 per share, for total consideration of $2,253.  This additional top-up transaction allowed the Company to maintain its relative ownership percentage in Kleo.

Under the Purchase Agreement, the Company committed to purchase an aggregate of 8,500,000 shares of Kleo’s common stock, at a purchase price of $1.00 per share, in a series of closings.  The Company made an initial purchase in August 2016 and had committed to purchase the remaining 5,500,000 in four installments through December 2017.  The Company anticipates completing the fourth, and final, commitment under its purchase agreement with Kleo in January 2018.

The following purchases of Kleo’s shares have been completed:

Date	Shares Purchased	Amount Purchased ($)
August 29, 2016 Initial Closing	3,000,000	$3,000
March 30, 2017 Installment 1	1,375,000	$1,375
March 30, 2017 Additional Purchase *	500,000	$250
June 8, 2017 Installment 2	1,375,000	$1,375
October 5, 2017 Installment 3	1,375,000	$1,375
October 5, 2017 Top-up	2,049,543	$2,253

* On March 30, 2017, the Company purchased 500,000 shares of Kleo common stock directly from David A. Spiegel, co-founder of Kleo, for consideration of $250 in cash and 32,500 common shares of the Company.

Following the completion of these transactions through October 2017, the Company owned a 43.3% interest in the issued and outstanding equity of Kleo.  For all periods for which the Company has owned shares of Kleo common stock, the Company has accounted for its ownership of Kleo’s common stock utilizing the equity method of accounting in accordance with accounting principles generally accepted in the United States of America.

The unaudited pro forma condensed consolidated balance sheet is presented as if the Company completed the transactions on September 30, 2017.  The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2016 and the nine months ended September 30, 2017 are presented as if the Company completed the transactions as of January 1, 2016.

The pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto as filed in our final prospectus dated May 3, 2017 and our Quarterly Report on Form 10-Q for the three and nine month periods ended September 30, 2017.

The pro forma condensed consolidated financial statements are unaudited and are not necessarily indicative of what the actual financial position or results of operations would have been had we completed the transactions on September 30, 2017 and January 1, 2016, respectively, nor does it purport to represent our future operations.  In addition, the unaudited condensed consolidated pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma condensed consolidated financial statements, which we believe are reasonable under the circumstances.

BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2017

(Amounts in thousands, except share data)

	Biohaven Pharmaceutical Holding Company Ltd.	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash	$175,754	$(3,628	)(a)	$172,126
Prepaid expenses and other current assets	3,749	—		3,749
Total current assets	179,503	(3,628)		175,875
Property and equipment, net	267	—		267
Equity method investment	4,900	3,628	(a)	8,528
Total assets	$184,670	$—		$184,670

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$8,753	$—		$8,753
Accrued expenses	13,360	—		13,360
Total current liabilities	22,113	—		22,113
Warrant liability	6,289	—		6,289
Derivative liability	—	—		—
Other long-term liabilities	75	—		75
Total liabilities	28,477	—		28,477
Shareholders’ equity:
Common shares, no par value; 200,000,000 shares authorized; 35,930,698 shares issued and outstanding	310,635	—		310,635
Additional paid-in capital	21,122	—		21,122
Accumulated deficit	(175,564)	—		(175,564)
Total shareholders’ equity	156,193	—		156,193
Total liabilities and shareholders’ equity	$184,670	$—		$184,670

The accompanying notes are an integral part of these pro forma unaudited condensed consolidated financial statements.

BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

(Amounts in thousands, except share and per share data)

	Biohaven Pharmaceutical Holding Company Ltd.	Pro Forma Adjustments		Pro Forma

Operating expenses:
Research and development	$55,529	$—		$55,529
General and administrative	5,109	—		5,109
Total operating expenses	60,638	—		60,638
Loss from operations	(60,638)	—		(60,638)
Other income (expense):
Interest expense	(385)	—		(385)
Change in fair value of warrant liability	154	—		154
Change in fair value of derivative liability	(65)	—		(65)
Change in fair value of contingent equity liability	(2,263)	—		(2,263)
Loss from equity method investment	(247)	(1,130	)(b)	(1,377)
Total other income (expense), net	(2,806)	(1,130)		(3,936)
Loss before provision for income taxes	(63,444)	(1,130)		(64,574)
Provision for income taxes	90	—		90
Net loss	(63,534)	(1,130)		(64,664)
Income attributable to non-controlling interests	143	—		143
Net loss attributable to Biohaven Pharmaceutical Holding Company Ltd.	$(63,677)	$(1,130)		$(64,807)

Net loss per share attributable to Biohaven Pharmaceutical Holding Company Ltd.—basic and diluted	$(5.05)			$(5.14	)(c)
Weighted average common shares outstanding—basic and diluted	12,608,366			12,608,366

The accompanying notes are an integral part of these pro forma unaudited condensed consolidated financial statements.

BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

(Amounts in thousands, except share and per share data)

	Biohaven Pharmaceutical Holding Company Ltd.	Pro Forma Adjustments		Pro Forma

Operating expenses:
Research and development	$66,755	$—		$66,755
General and administrative	12,527	—		12,527
Total operating expenses	79,282	—		79,282
Loss from operations	(79,282)	—		(79,282)
Other income (expense):
Interest expense	(906)	—		(906)
Interest income	10	—		10
Change in fair value of warrant liability	(5,509)	—		(5,509)
Change in fair value of derivative liability	512	—		512
Change in fair value of contingent equity liability	(13,082)	—		(13,082)
Loss from equity method investment	(1,204)	(606	)(b)	(1,810)
Total other income (expense), net	(20,179)	(606)		(20,785)
Loss before provision for income taxes	(99,461)	(606)		(100,067)
Provision for income taxes	647	—		647
Net loss	(100,108)	(606)		(100,714)
Accretion of beneficial conversion feature	(12,006)	—		(12,006)
Net loss attributable to common shareholders of Biohaven Pharmaceutical Holding Company Ltd.	$(112,114)	$(606)		$(112,720)
Net loss per share attributable to Biohaven Pharmaceutical Holding Company Ltd.—basic and diluted	$(4.47)			$(4.49	)(c)
Weighted average common shares outstanding—basic and diluted	25,102,920			25,102,920

The accompanying notes are an integral part of these pro forma unaudited condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.                                      Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”).

The unaudited pro forma condensed consolidated financial statements of the Company and its acquisition of its 43.3% interest in Kleo have been prepared based on the historical consolidated financial statements of the Company and Kleo for the year ended December 31, 2016 and as of and for the nine months ended September 30, 2017.

The Company and Kleo employ accounting policies that are in accordance with accounting principles generally accepted in the United States of America. In management’s opinion, all material adjustments necessary to reflect fairly the pro forma results of operations of the Company have been made.

The ongoing activity presented in these unaudited pro forma condensed consolidated financial statements represents the investments, income and expenses of the Company that reflect the impact of ownership of its equity interest in Kleo. The unaudited pro forma financial information is presented for illustrative purposes only, and is not necessarily indicative of the consolidated financial position or operating results that might have been achieved had the transactions described above occurred on the dates indicated, nor are they necessarily indicative of the operating results and financial position that may occur in the future.

2.                                      Pro Forma Assumptions

Pro forma adjustments:

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared as if the acquisitions of the aggregate 43.3% equity interest in Kleo were completed on September 30, 2017 for purposes of the unaudited pro forma consolidated balance sheet and January 1, 2016 for purposes of the unaudited pro forma consolidated statements of operations and reflect the following pro forma adjustments:

(a)         To record the increase in the carrying value of the Company’s investment in Kleo of $3,628 as if the transactions had been completed on September 30, 2017.

(b)         To record the pro forma effect of the Company’s 43.3% equity in the losses of Kleo for the year ended December 31, 2016 and the nine months ended September 30, 2017.  The pro forma loss from equity method investment was calculated as follows:

	Year Ended December 31, 2016	Nine Months Ended September 30, 2017

Kleo net loss, as reported	$(3,727)	$(4,182)
Adjustment to reverse Kleo expense associated with tranche obligation derivative	546	—
Kleo net loss, as adjusted	(3,181)	(4,182)
Biohaven aggregate equity interest in Kleo	43.3%	43.3%
Pro forma loss from equity method investment	(1,377)	(1,810)
Loss from equity investment recorded in Company’s financial statements	(247)	(1,204)
Net adjustment	$(1,130)	$(606)

(c)          The pro forma basic and diluted net loss per share have been adjusted to reflect the pro forma net loss for the year ended December 31, 2016 and the nine months ended September 30, 2017, as described above.